Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of
Underlying Funds Trust:
Arbitrage-1 Portfolio (Convertible Bond) (formerly, The Convertible Bond - 1 Portfolio)
Arbitrage-2 Portfolio (Fixed Income) (formerly, The Fixed Income - 1 Portfolio)
Deep Value Hedged Income-1 Portfolio
Distressed Securities & Special Situations-1 Portfolio
Equity Options Overlay-1 Portfolio
Global Hedged Income-1 Portfolio
Long/Short Equity - Deep Discount Value-1 Portfolio
Long/Short Equity - Earnings Revision-1 Portfolio
Long/Short Equity - Global-1 Portfolio
Long/Short Equity - Growth-1 Portfolio
Long/Short Equity - Healthcare/Biotech-1 Portfolio
Long/Short Equity - International-1 Portfolio
Long/Short Equity - Momentum-1 Portfolio
Long/Short Equity - REIT-1 Portfolio
Merger Arbitrage-1 Portfolio

We consent to the use of our report dated February 29, 2008, with respect to the statements of assets and liabilities of the Underlying Funds Trust as of December 31, 2007, and the related statements of operations, changes in net assets, cash flows and the financial highlights for the year then ended, incorporated by reference herein, and to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in Part B of the Registration Statement.

/s/ KPMG LLP

Milwaukee, WI
April 28, 2008